[LETTERHEAD  OF  LATHAM  &  WATKINS]






                        December 1, 1999







                                                   File No. 008883-0725


SRFG, Inc
3711 Kennett Pike
Greenville, Delaware  19807

          Re:  Sears Credit Account Master Trust II
               Registration Statement on Form S-3

Ladies and Gentlemen:

          In connection with the filing of the registration statement on Form S-3 with the Securities and Exchange Commission on December 2, 1999 (the "Registration Statement") by SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) ("SRFG") relating to the Sears Credit Account Master Trust II (the "Trust"), we consent to the filing of the forms of our opinion as to certain creditors' rights matters and our opinion relating to certain matters with respect to Sears National Bank as exhibits
5.2 and 5.3 to the Registration Statement, respectively, and to the use of our firm name under the captions "Insolvency Related Matters" and "Legal Matters" in the prospectus and prospectus supplement included in the registration statement.

                                Very truly yours,

                                /s/ Latham & Watkins